Exhibit 99

CONTACT: REGIS CORPORATION:
Mark Fosland — Vice President, Finance
952-806-1707
Alex Forliti — Director, Finance-Investor Relations
952-806-1767

For Immediate Release

REGIS REPORTS SECOND QUARTER 2008 RESULTS

— Second Quarter Earnings Meet Low End of Guidance-

MINNEAPOLIS, January 22, 2008 — Regis Corporation (NYSE:RGS), the global leader in the $170 billion hair care industry, today reported financial results for its fiscal second quarter ending December 31, 2007.  Net income for the quarter was $22.6 million, or $0.51 per diluted share, which came in at the low end of the Company’s previously issued guidance of $0.51 to $0.57 per diluted share.  Second quarter earnings results benefited from an unplanned adjustment to prior years’ workers’ compensation reserves of approximately $0.05 per diluted share, the result of the Company’s continued success with its salon safety programs.

On January 11, 2008, the Company reported revenues for the second quarter ended December 31, 2007 increased four percent to $682 million versus $657 million in second quarter of fiscal 2007. Consolidated same-store sales decreased 0.8 percent for the quarter.  Deconsolidation of the beauty schools reduced revenue in the quarter by approximately $17 million.  Absent the impact of the school deconsolidation, consolidated revenues for the quarter would have increased 6.5 percent.

“The momentum we have seen in the last nine months around our service business slowed in the quarter.  Like many retailers, we had a disappointing holiday shopping season and, as a result, our quarterly same-store sales came in below our expectations,” commented Paul D. Finkelstein, Chairman and Chief Executive Officer.  “Today’s casual lifestyle continues to have a lingering impact on fashion and salon visitation patterns.  However, ours is a very predictable business and, in our 85 year history, we’ve never experienced an annual same-store sales decrease.  We have a great business model and, over time, customer visits will normalize.  Until then, we will continue to focus on increasing our average ticket and, more specifically, implementing price increases.”

Mr. Finkelstein continued, “The outlook for the second half of our fiscal year has not changed and we expect our same-store sales to be in the range of 0.5 to 2.5 percent.  Our service business is off to a strong start with North American same-store service sales increasing over 3.5 percent in the first 20 days of the quarter and total North American same-store sales increasing over 1.2 percent.  However, based on the results of the first two quarters, we now expect our full fiscal year 2008 same-store sales to be in the range of 0.25 to 1.25 percent and related earnings to be in the range of $2.01 to $2.14 per diluted share.”

During the quarter, Regis added a net total of 52 locations. The Company constructed 74 locations and franchisees built an additional 69 units. In addition, Regis acquired 19 corporate salons (including 18 franchise buybacks).  The Company closed or relocated 92 corporate and franchise locations during the quarter.

Third Quarter Fiscal 2008 Outlook

The following outlook pertains to the third quarter ending March 31, 2008, and assumes the previously announced merger of our continental European franchise operations with Franck Provost will close in late January, 2008:

•                  Consolidated revenue is forecasted to grow three to five percent to a range of $675 million to $685 million compared to $655 million a year ago. (Note:  The deconsolidation of beauty schools and the continental European franchise operations reduces revenue growth by approximately five percentage points in the quarter.)

•                  Consolidated same-store sales are forecasted to be in a range of 0.5 to 2.5 percent.

•                  The effective income tax rate is expected to be in a range of 34 to 35 percent, which reflects the adoption of FIN 48 and the impact of the deconsolidation of the continental European franchise business.

•                  Earnings per diluted share are forecasted to be in the range of $0.48 to $0.54, compared to $0.12 a year ago  The year ago period included a $0.43 per diluted share non-cash goodwill impairment charge related to the beauty school merger with Empire Education Group.  In addition, the year ago period benefited by $0.05 per diluted share from prior year workers’ compensation actuarial adjustments and jobs tax credits.

Fiscal Year 2008 Updated Outlook

The following points pertain to the fiscal year ending June 30, 2008:

•                  Consolidated revenue is forecasted to grow approximately four percent to $2.74 billion.  (Note:  The deconsolidation of beauty schools and the continental European franchise operations reduces revenue growth by approximately four percentage points in fiscal 2008.)

•                  Consolidated same-store sales are forecasted to be in a range of 0.25 to 1.25 percent.

•                  The effective income tax rate is expected to be in a range of 35 to 36 percent.

•                  Earnings per diluted share are forecasted to be in a range of $2.01 to $2.14.

Regis Corporation will host a conference call discussing second quarter results today, January 22, 2008 at 10:00 a.m., Central Time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 800-257-7063. A replay of the call will be available later that day. The replay phone number is 800-405-2236, access code 11104730#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of December 31, 2007, the Company owned, franchised or held ownership interests in over 12,600 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle, Cost Cutters and Hair Club for Men and Women.  In addition, Regis maintains ownership interests in Empire Education Group and various other salon concepts such as Cool Cuts 4 Kids, and the Beauty Takashi and Beauty Plaza concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in eleven other countries in North America, Europe and Asia. Regis also maintains a 50 percent ownership interest in Intelligent Nutrients, a joint venture that provides a wide variety of certified organic products for health and beauty.  For additional information about the company, including management’s current financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:  http://www.b2i.us/irpass.asp? BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
as of December 31, 2007 and June 30, 2007
(In thousands, except per share data)

	December 31, 2007	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$172,855	$184,785
Receivables, net	51,153	67,773
Inventories	208,107	196,582
Deferred income taxes	9,699	18,775
Other current assets	65,346	57,149
Total current assets	507,160	525,064

Property and equipment, net	484,499	494,085
Goodwill	829,446	812,383
Other intangibles, net	191,182	213,452
Investment in affiliates	89,086	20,213
Other assets	82,606	66,917

Total assets	$2,183,979	$2,132,114

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$244,041	$223,352
Accounts payable	69,573	74,532
Accrued expenses	212,660	240,748
Total current liabilities	526,274	538,632

Long-term debt and capital lease obligations	523,265	485,879
Other noncurrent liabilities	203,646	194,295
Total liabilities	1,253,185	1,218,806

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 42,881,965 and 44,164,645 common shares at December 31, 2007 and June 30, 2007, respectively	2,144	2,209
Additional paid-in capital	141,321	178,029
Accumulated other comprehensive income	97,174	78,278
Retained earnings	690,155	654,792

Total shareholders’ equity	930,794	913,308

Total liabilities and shareholders’ equity	$2,183,979	$2,132,114

-more-

REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

 (In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Service	$457,868	$440,345	$917,586	$874,897
Product	202,696	196,752	389,478	381,677
Royalties and fees	21,677	19,893	42,702	39,659
	682,241	656,990	1,349,766	1,296,233

Operating expenses:
Cost of service	265,977	249,613	529,037	495,138
Cost of product	105,045	100,164	199,122	194,393
Site operating expenses	48,844	54,967	102,529	110,773
General and administrative	86,144	81,411	172,496	159,364
Rent	99,768	93,163	197,531	185,335
Depreciation and amortization	31,604	30,412	63,186	59,954
Total operating expenses	637,382	609,730	1,263,901	1,204,957

Operating income	44,859	47,260	85,865	91,276

Other income (expense):
Interest	(11,760)	(10,671)	(22,338)	(20,509)
Other, net	2,092	1,582	4,247	2,393

Income before income taxes and equity in income of affiliated companies	35,191	38,171	67,774	73,160

Income taxes	(13,021)	(11,297)	(24,671)	(23,193)
Equity in income of affiliated companies	386	—	52	—

Net income	$22,556	$26,874	$43,155	$49,967

Net income per share:
Basic	$0.52	$0.60	$0.99	$1.11
Diluted	$0.51	$0.59	$0.98	$1.09

Weighted average common and common equivalent shares outstanding:
Basic	43,369	44,673	43,559	44,858
Diluted	43,915	45,596	44,172	45,847

Cash dividends declared per common share	$0.04	$0.04	$0.08	$0.08

-more-

REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA
(In thousands)

	Six Months Ended December 31,
	2007	2006

Net cash provided by operating activities	$93,549	$101,281
Net cash used in investing activities	(117,071)	(95,201)
Net cash provided by financing activities	3,115	13,128
Effect of exchange rate changes on cash and cash equivalents	8,477	1,525
(Decrease) increase in cash and cash equivalents	(11,930)	20,733
Cash and cash equivalents:
Beginning of year	184,785	135,397
End of year	$172,855	$156,130

-more-

REGIS CORPORATION (NYSE: RGS)

Salon / School / Hair Restoration Center Counts and Revenues

SYSTEM-WIDE LOCATIONS:	December 31, 2007	June 30, 2007

Company-owned salons	8,303	8,139
Franchise salons	3,767	3,742
Beauty career schools	—	56
Company-owned hair restoration centers	55	49
Franchise hair restoration centers	35	41
Ownership interest locations	475	389
Total, system-wide	12,635	12,416

SALON LOCATION SUMMARY

NORTH AMERICAN SALONS:	December 31, 2007	June 30, 2007
REGIS SALONS
Open at beginning of period	1,099	1,079
Salons constructed	9	17
Acquired	—	49
Less relocations	(6)	(14)
Salon openings	3	52
Conversions	1	(1)
Salons closed	(13)	(31)
Total, Regis Salons	1,090	1,099

MASTERCUTS
Open at beginning of period	629	642
Salons constructed	5	15
Acquired	—	—
Less relocations	(4)	(12)
Salon openings	1	3
Conversions	—	—
Salons closed	(4)	(16)
Total, MasterCuts Salons	626	629

TRADE SECRET
Company-owned salons:
Open at beginning of period	613	615
Salons constructed	8	20
Acquired	2	3
Franchise buybacks	8	—
Less relocations	(5)	(11)
Salon openings	13	12
Conversions	—	1
Salons closed	(10)	(15)
Total company-owned salons	616	613

- more -

	December 31, 2007	June 30, 2007
Franchise salons:
Open at beginning of period	19	19
Salons constructed	2	—
Acquired	42	—
Less relocations	(1)	—
Salon openings	43	—
Franchise buybacks	(3)	—
Salons closed	—	—
Total franchise salons	59	19

Total, Trade Secret Salons	675	632

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	2,000	1,739
Salons constructed	84	242
Acquired	—	—
Franchise buybacks	12	21
Less relocations	(1)	(2)
Salon openings	95	261
Conversions	—	—
Salons closed	—	—
Total company-owned salons	2,095	2,000

Franchise salons:
Open at beginning of period	151	164
Salons constructed	4	8
Acquired	—	—
Less relocations	—	—
Salon openings	4	8
Conversions	—	—
Franchise buybacks	(12)	(21)
Salons closed	—	—
Total franchise salons	143	151

Total, SmartStyle/Cost Cutters in Wal-Mart Salons	2,238	2,151

STRIP CENTERS
Company-owned salons:
Open at beginning of period	3,317	3,031
Salons constructed	39	101
Acquired	6	193
Franchise buybacks	51	72
Less relocations	(8)	(17)
Salon openings	88	349
Conversions	—	—
Salons closed	(44)	(63)
Total company-owned salons	3,361	3,317

- more -

	December 31, 2007	June 30, 2007
Franchise salons:
Open at beginning of period	1,998	2,004
Salons constructed	68	135
Acquired (2)	—	—
Less relocations	(7)	(19)
Salon openings	61	116
Conversions	—	—
Franchise buybacks	(56)	(72)
Salons closed	(26)	(50)
Total franchise salons	1,977	1,998

Total, Strip Center Salons	5,338	5,315

INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	481	453
Salons constructed	13	25
Acquired	25	12
Franchise buybacks	—	4
Less relocations	(1)	(3)
Salon openings	37	38
Conversions	1	—
Salons closed	(4)	(10)
Total company-owned salons	515	481

Franchise salons:
Open at beginning of period	1,574	1,587
Salons constructed	50	110
Acquired (2)	—	—
Less relocations	—	(1)
Salon openings	50	109
Conversions	3	—
Franchise buybacks	—	(4)
Salons closed	(39)	(118)
Total franchise salons	1,588	1,574

Total, International Salons	2,103	2,055

TOTAL SYSTEM-WIDE SALONS:	December 31, 2007	June 30, 2007
Company-owned salons:
Open at beginning of period	8,139	7,559
Salons constructed	158	420
Acquired	33	257
Franchise buybacks	71	97
Less relocations	(25)	(59)
Salon openings	237	715
Conversions	2	—
Salons closed	(75)	(135)
Total company-owned salons	8,303	8,139

- more -

	December 31, 2007	June 30, 2007
Franchise salons:
Open at beginning of period	3,742	3,774
Salons constructed	124	253
Acquired (2)	42	—
Less relocations	(8)	(20)
Salon openings	158	233
Conversions	3	—
Franchise buybacks	(71)	(97)
Salons closed	(65)	(168)
Total franchise salons	3,767	3,742

Total Salons	12,070	11,881

BEAUTY SCHOOLS
Open at beginning of period	56	54
Salons constructed	—	2
Less closures	(56)	—
Acquired	—	1
Less relocations	—	(1)
Total Beauty Schools	—	56

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	49	48
Salons constructed	1	—
Acquired	—	1
Franchise buybacks	6	1
Less relocations	(1)	—
Salon openings	6	2
Sites closed	—	(1)
Total company-owned hair restoration centers	55	49

Franchise hair restoration centers:
Open at beginning of period	41	42
Salons constructed	2	—
Acquired	—	3
Less relocations	(2)	(2)
Salon openings	—	1
Franchise buybacks	(6)	(1)
Sites closed	—	(1)
Total franchise hair restoration centers	35	41

Total Hair Restoration Centers	90	90

Ownership interest locations	475	389

Grand Total, System-wide	12,635	12,416

(1) Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret concepts and not included in the International salon totals.

(2) Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

- more -

REVENUES BY CONCEPT:

	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2007	2006	2007	2006
North American salons:
Regis	$128,862	$125,461	$256,348	$247,736
MasterCuts	43,879	44,093	87,468	88,142
Trade Secret (1)	67,684	72,442	127,990	137,904
SmartStyle	122,179	112,513	244,282	223,802
Strip Centers (1)	213,476	190,404	426,555	382,235
Other (3)	—	—	5,558	—
Total North American salons	576,080	544,913	1,148,201	1,079,819

International salons (1)	73,056	60,369	136,337	116,244
Beauty schools (3)	—	21,976	—	41,341
Hair restoration centers (1)	33,105	29,732	65,228	58,829

Consolidated revenues	$682,241	$656,990	$1,349,766	$1,296,233

Percent change from prior year	3.8%	8.3%	4.1%	8.8%

Same-store sales (decrease) increase (2)	(0.8)%	0.5%	0.0%	0.2%

(1) Includes aggregate franchise royalties and fees of $21.7 and $19.9 million for the three months ended December 31, 2007 and 2006, respectively, and $42.7 and $39.7 million for the six months ended December 31, 2007 and 2006, respectively.  North American salon franchise royalties and fees represented 45.7 and 47.7 percent of total franchise revenues in the three months ended December 31, 2007 and 2006, respectively, and 47.0 and 48.7 percent of total franchise revenues in the six months ended December 31, 2007 and 2006, respectively.

(2) Salon same-store sales increases or decreases are calculated on a daily basis as the total change in sales for company-owned salons which were open on a specific day of the week during the current period and the corresponding prior period.  Quarterly and year-to-date salon same-store sales increases are the sum of the same-store sales increases computed on a daily basis.  Relocated salons are included in same-store sales as they are considered to have been open in the prior period.  International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation.  The Company began including Hair Restoration Centers in its same-store sales calculation beginning with the third fiscal quarter of 2007.  Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in salon revenues attributable to its organic growth (new salon construction and same-store sales growth) versus growth from acquisitions.

(3) On August 1, 2007, the Company contributed its accredited cosmetology schools to Empire Education Group, Inc.  For the three and six months ended December 31, 2007 the results of operations for the month ended July 31, 2007 are reported in the North American salons segment.

- more -

FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, school and hair restoration businesses is shown in the following tables.

	For the Three Months Ended December 31, 2007(1)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$399,377	$43,224	$15,267	$—	$457,868
Product	166,803	19,133	16,760	—	202,696
Royalties and fees	9,900	10,699	1,078	—	21,677
	576,080	73,056	33,105	—	682,241
Operating expenses:
Cost of service	233,667	24,091	8,219	—	265,977
Cost of product	90,002	10,117	4,926	—	105,045
Site operating expenses	43,829	3,708	1,307	—	48,844
General and administrative	33,394	11,786	7,357	33,607	86,144
Rent	83,324	14,284	1,728	432	99,768
Depreciation and amortization	21,690	2,589	2,552	4,773	31,604
Total operating expenses	505,906	66,575	26,089	38,812	637,382

Operating income (loss)	70,174	6,481	7,016	(38,812)	44,859

Other income (expense):
Interest	—	—	—	(11,760)	(11,760)
Other, net	—	—	—	2,092	2,092
Income (loss) before income taxes and equity in income of affiliated companies	$70,174	$6,481	$7,016	$(48,480)	$35,191

(1) On August 1, 2007, the Company contributed its accredited cosmetology schools to Empire Education Group, Inc.  The Company retained ownership of its one North America and four United Kingdom Vidal Sassoon schools. Results of operations for the Vidal Sassoon schools are included in the respective North American and international salon segments.

- more -

	For the Three Months Ended December 31, 2006
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$372,161	$35,234	$20,142	$12,808	$—	$440,345
Product	163,256	15,919	1,834	15,743	—	196,752
Royalties and fees	9,496	9,216	—	1,181	—	19,893
	544,913	60,369	21,976	29,732	—	656,990
Operating expenses:
Cost of service	215,863	18,618	8,184	6,948	—	249,613
Cost of product	84,591	9,883	1,126	4,564	—	100,164
Site operating expenses	46,739	2,721	4,216	1,291	—	54,967
General and administrative	30,345	11,556	2,796	6,542	30,172	81,411
Rent	77,690	11,111	2,241	1,608	513	93,163
Depreciation and amortization	20,631	2,193	829	2,390	4,369	30,412
Total operating expenses	475,859	56,082	19,392	23,343	35,054	609,730

Operating income (loss)	69,054	4,287	2,584	6,389	(35,054)	47,260

Other income (expense):
Interest	—	—	—	—	(10,671)	(10,671)
Other, net	—	—	—	—	1,582	1,582
Income (loss) before income taxes	$69,054	$4,287	$2,584	$6,389	$(44,143)	$38,171

- more -

	For the Six Months Ended December 31, 2007(1)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$806,516	$81,653	$29,417	$—	$917,586
Product	321,636	34,426	33,416	—	389,478
Royalties and fees	20,049	20,258	2,395	—	42,702
	1,148,201	136,337	65,228	—	1,349,766
Operating expenses:
Cost of service	468,555	44,512	15,970	—	529,037
Cost of product	170,635	18,728	9,759	—	199,122
Site operating expenses	93,037	6,915	2,577	—	102,529
General and administrative	66,388	23,600	14,516	67,992	172,496
Rent	166,320	26,913	3,385	913	197,531
Depreciation and amortization	43,585	5,048	5,049	9,504	63,186
Total operating expenses	1,008,520	125,716	51,256	78,409	1,263,901

Operating income (loss)	139,681	10,621	13,972	(78,409)	85,865

Other income (expense):
Interest	—	—	—	(22,338)	(22,338)
Other, net	—	—	—	4,247	4,247
Income (loss) before income taxes and equity in income of affiliated companies	$139,681	$10,621	$13,972	$(96,500)	$67,774

(1) On August 1, 2007, the Company contributed its accredited cosmetology schools to Empire Education Group, Inc.  For the six months ended December 31, 2007 the results of operations for the month ended July 31, 2007 are reported in the North American salons segment.  The Company retained ownership of its one North America and four United Kingdom Vidal Sassoon schools. Results of operations for the Vidal Sassoon schools are included in the respective North American and international salon segments.

- more -

	For the Six Months Ended December 31, 2006
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$743,360	$68,924	$37,106	$25,507	$—	$874,897
Product	317,164	29,360	4,235	30,918	—	381,677
Royalties and fees	19,295	17,960	—	2,404	—	39,659
	1,079,819	116,244	41,341	58,829	—	1,296,233
Operating expenses:
Cost of service	428,235	36,596	16,220	14,087	—	495,138
Cost of product	164,295	17,875	2,928	9,295	—	194,393
Site operating expenses	94,844	5,075	8,546	2,308	—	110,773
General and administrative	59,390	21,726	5,163	12,819	60,266	159,364
Rent	154,585	22,106	4,477	3,272	895	185,335
Depreciation and amortization	40,770	4,065	1,641	4,724	8,754	59,954
Total operating expenses	942,119	107,443	38,975	46,505	69,915	1,204,957

Operating income (loss)	137,700	8,801	2,366	12,324	(69,915)	91,276

Other income (expense):
Interest	—	—	—	—	(20,509)	(20,509)
Other, net	—	—	—	—	2,393	2,393
Income (loss) before income taxes	$137,700	$8,801	$2,366	$12,324	$(88,031)	$73,160

- more -

REGIS CORPORATION (NYSE: RGS)

PRO FORMA REVENUES (Unaudited)

(In thousands)

The Company’s press release announcing results of operations for the three month period ended December 31, 2007 includes references to the following “non-GAAP financial measure” as defined by Regulation G of the Securities and Exchange Commission:

- pro forma results for the deconsolidation of the 51 wholly owned accredited cosmetology schools (schools) to Empire Education Group, Inc., in exchange for a 49.0 percent minority interest in Empire Education Group, Inc.

On August 1, 2007, the Company contributed the schools to Empire Education Group, Inc., and the results of operations through July 31, 2007 were included in the consolidated statement of operations.  The Company retained ownership of its one North America and four United Kingdom Vidal Sassoon schools.

The unaudited pro forma revenues set forth below for the Company give the effect of the deconsolidation of the schools being completed on July 1, 2006 and excludes product sales to Empire Education Group, Inc. Management believes this measurement accurately portrays the true revenue growth of the Company’s core salon and hair restoration businesses between the comparable periods, excluding the impact of deconsolidating the school business. If the Company had completed the agreement and deconsolidated the schools on the dates assumed in the pro forma revenues, the Company might have performed differently.  You should not rely on the pro forma financial information as an indication of the revenues that the Company would have achieved, had the deconsolidation of the schools been completed at the dates indicated, or of the future revenues that the Company will achieve after the deconsolidation of the schools.

The pro forma revenues are based on available information and certain assumptions that management believes are reasonable.  The unaudited pro forma revenues should be read in conjunction with the historical financial statements of the Company.

	Three Months Ended	Three Months Ended
	December 31, 2007	December 31, 2006
	(Dollars in thousands)	(Dollars in thousands)
Consolidated revenues, reported	$682,241	$656,990
Increase in consolidated revenues, reported	3.8%

Consolidated revenues, reported	$682,241	$656,990
Deconsolidation of schools		(17,243)
Product sales to Empire Education Group, Inc.	(594)
Consolidated revenues, adjusted	$681,647	$639,747
Increase in consolidated revenues, adjusted	6.5%

- END -